UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 14, 2013

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.
At the regularly scheduled meetings on February 14-15, 2013, the Board of Directors of HealthSouth Corporation (the “Corporation”), and its Compensation Committee, undertook the customary review and approval of annual compensation decisions. The Compensation Committee oversees the Corporation’s compensation and employee benefit objectives, plans and policies and reviews and approves the compensation of executive officers, except that of the Chief Executive Officer which is ultimately approved by the independent members of the Board of Directors.
The following changes to the compensation of the Corporation’s directors and named executive officers were approved:

•
increased the non-employee directors’ annual restricted stock unit grant from a value of $100,000 to $115,000, which units are granted at the time annual equity awards are granted to our executives and which units will be settled in shares of our common stock six months following departure from our board;

•
established the following performance objective metrics for the 2013 annual cash incentive plan and their respective weightings (by percentage of target opportunity value) - the target cash incentive opportunities remain unchanged from 2012:

Named Executive Officer	Title	Adjusted EBITDA(1)	PEM Score(1)	Individual Objectives
Jay Grinney	President and Chief Executive Officer	56%	24%	20%
Douglas E. Coltharp	Executive Vice President and Chief Financial Officer	56%	24%	20%
John P. Whittington	Executive Vice President, General Counsel and Secretary	56%	24%	20%
Mark J. Tarr	Executive Vice President and Chief Operating Officer	56%	24%	20%
Dexanne B. Clohan	Chief Medical Officer	49%	21%	30%

•	established the following target equity award opportunity and equity award types (by percentage of target opportunity value) for the 2013 awards under the long-term incentive plan:

Named Executive Officer	Title	Total Target Equity Award Opportunity	Options	Performance-based Restricted Stock	Time-based Restricted Stock
Jay Grinney	President and Chief Executive Officer	$4,999,998	20%	60%	20%
Douglas E. Coltharp	Executive Vice President and Chief Financial Officer	$787,515	20%	60%	20%
John P. Whittington	Executive Vice President, General Counsel and Secretary	$790,494	20%	60%	20%
Mark J. Tarr	Executive Vice President and Chief Operating Officer	$900,013	20%	60%	20%
Dexanne B. Clohan	Chief Medical Officer	$311,087	—	60%	40%

•
established that the performance-based restricted stock, or performance share units (“PSUs”), will be linked to the following 2-year performance metrics: earnings per share (50% of PSUs), return on invested capital (30% of PSUs), and relative total shareholder return (“TSR”) (20% of PSUs).(1) As in prior years, the shares earned at the end of the related performance period will, assuming continuing employment, fully vest one year thereafter.

•
reinstituted the relative TSR component of the performance-based restricted stock, which will be measured using the healthcare provider peer group currently used for compensation benchmarking and structured as follows:

Restricted Stock Achievement Level	2-Year Relative Performance Against Peer Group	Payout Multiple (% of Target)
Maximum	≥80th Percentile	200%
Target	50th Percentile	100%
Threshold	30th Percentile	50%
Not eligible	<30th Percentile	—

Healthcare Provider Peer Group
Amedisys	Health Management Associates	Skilled Healthcare Group
Chemed Corporation	Kindred Healthcare	Tenet Healthcare
Community Health Systems	LifePoint Hospitals	Universal Healthcare Services
Gentiva Health Services	Select Medical Holdings
The Corporation’s executive compensation plans and arrangements are otherwise described in the section captioned “Executive Compensation” in its Definitive Proxy Statement on Schedule 14A filed on April 2, 2012.

(1)
There have been no material changes to the Adjusted EBITDA, earnings per share, and return on invested capital performance metrics or the calculations thereof as defined and described in the section captioned “Compensation Discussion and Analysis” in the Corporation's Definitive Proxy Statement on Schedule 14A filed on April 2, 2012. “PEM Score” means the company-wide program evaluation model, or PEM, score, an industry standard quality metric that evaluates the functional gains of patients achieved during their hospital stay and the discharge status of patients. PEM Scores from all of the Corporation’s hospitals are submitted to the Uniform Data System for Medical Rehabilitation database. The PEM Score performance objective is a target percentage of the Corporation’s hospitals for which the reported PEM Scores meet their respective pre-determined PEM Score goals. “Total shareholder return” means the annualized rate of return reflecting (a) price appreciation of a share of common stock during the performance period based on the average closing price of that share for the sixty (60) trading days immediately prior to the performance period and the last sixty (60) trading days of the performance period and (b) any and all per share dividends distributed during the performance period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: February 20, 2013